Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

SBA COMMUNICATIONS CORPORATION REPORTS 3rd QUARTER 2007

RESULTS; PROVIDES 4th QUARTER, UPDATED FULL YEAR 2007 AND FULL YEAR 2008 OUTLOOK

SBA COMMUNICATIONS CORPORATION (NASDAQ: SBAC); BOCA RATON, FLORIDA, NOVEMBER 1, 2007

SBA Communications Corporation (“SBA” or the “Company”) today reported results for the quarter ended September 30, 2007. Highlights of the third quarter results include the following (percentage growth rates exclude the effect of a $2.2 million one-time and non-recurring net site leasing revenue benefit in the year earlier period):

•	Site leasing revenue of $81.0 million, 12% growth over the year earlier period

•	Tower cash flow of $59.2 million, 15% growth over the year earlier period

•	Operating income decreased by $1.0 million over the year earlier period

•	Net loss decreased by $6.8 million as compared to the year earlier period

•	Adjusted EBITDA of $52.8 million, 17% growth over the year earlier period

•	Equity Free Cash Flow per share of $0.29, 81% growth over the year earlier period

Operating Results

Total revenues in the third quarter of 2007 were $103.2 million, compared to $98.2 million in the year earlier period, an increase of 5.1%. Site leasing revenue of $81.0 million was up 8.9% over the year earlier period (or 12.3% excluding the effect of a $2.2 million one-time and non-recurring net benefit in the year earlier period). Site leasing segment operating profit (as defined below) was $56.6 million, including a one-time non-cash cumulative impact of $2.5 million of expenses related to prior periods. This one-time non-cash charge relates to the accounting treatment for deferred straight line rent credits associated with the Company’s ground lease purchase and extension program. Site leasing contributed 95.1% of the Company’s total segment operating profit in the third quarter of 2007.

Tower Cash Flow (as defined below) for the quarter ended September 30, 2007, was $59.2 million, a 10.4% increase over the year earlier period (or 15.2% excluding the effect of a $2.2 million one-time and non-recurring net site leasing revenue benefit in the year earlier period). Tower Cash Flow margin for the three months ended September 30, 2007 was 75.1%, compared to 74.2% in the year earlier period.

Site development revenues were $22.2 million in the third quarter of 2007 compared to $23.8 million in the year earlier period, a 6.7% decrease. Site development segment operating profit was $2.9 million in the third quarter of 2007, compared to $2.5 million in the year earlier period. Site development segment operating profit margin was 13.1% in the third quarter of 2007, compared to 10.5% in the year earlier period.

Selling, general and administrative expenses were $11.3 million in the third quarter of 2007, compared to $11.0 million in the year earlier period. Included in selling, general and administrative expenses were non-cash compensation charges of $1.5 million and $1.6 million and AAT one-time integration expenses of $0 and $0.5 million for the third quarter of 2007 and 2006, respectively. Net loss for the third quarter of 2007 was $17.5 million or $(0.17) per share, compared to a net loss of $24.3 million or $(0.24) per share in the year earlier period.

Adjusted EBITDA (as defined below) in the third quarter of 2007 was $52.8 million, compared to $47.5 million in the year earlier period, an 11.3% increase (or 16.8% excluding the effect of a $2.2 million one-time and non-recurring net site leasing revenue benefit in the year earlier period). Adjusted EBITDA margin was 52.3% in the third quarter of 2007 compared to 49.4% in the year earlier period.

Net interest expense, excluding amortization of deferred financing fees and the impact of interest rate hedging, was $20.3 million in the third quarter of 2007, compared to $25.8 million in the year earlier period.

Equity free cash flow (as defined below) for the quarter ended September 30, 2007 was $30.2 million compared to $19.0 million in the year earlier period. Equity free cash flow was $0.29 per share in the quarter ended September 30, 2007 compared to $0.18 per share in the year earlier period, an increase of 61.1% (or 81.3% excluding the effect of a $2.2 million one-time and non-recurring net site leasing revenue benefit in the year earlier period).

“SBA delivered another strong quarter,” commented Jeffrey A. Stoops, President and Chief Executive Officer. “Operationally, our wireless carrier customers were materially more active in the third quarter compared to the first half of 2007, and we enjoyed our strongest lease-up quarter in over two years. Third quarter lease-up will be partially reflected in our fourth quarter financial results and fully reflected in our 2008 results. Our customers continue to remain very active, at an elevated pace compared to the first half of 2007, and we expect they will continue to remain very active through the end of this year and into 2008.”

“We continue to be active growing our Company and increasing the size of our tower portfolio with quality tower assets that meet our expected return requirements. We expect to exceed our portfolio growth goals for 2007, and believe that we are well positioned to grow our portfolio by 5% to 10% or more in 2008. Our focus on organic growth, portfolio growth and capital structure is working well, and we achieved our overall goal of material growth in equity free cash flow per share. We feel very good about 2008. Our 2008 guidance calls for an acceleration of growth in leasing revenue, tower cash flow and adjusted EBITDA. We expect to once again achieve material growth in equity free cash flow per share in 2008.”

Investing Activities

During the third quarter of 2007, SBA purchased 227 towers and built 17 towers, and as of September 30, 2007 SBA owned 6,026 towers. The 227 towers were purchased for an aggregate amount of $100.3 million, of which $43.3 million was paid in cash and the remainder through the issuance of shares of SBA common stock. Total cash capital expenditures for the third quarter of 2007 were $60.8 million, consisting of $1.8 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $59.0 million of discretionary cash capital expenditures (new tower builds, tower augmentations, tower acquisitions and related earn-outs, and ground lease purchases). The Company spent $6.3 million purchasing land and easements, and extending lease terms, with respect to land underlying its towers.

Since September 30, 2007, SBA has purchased 19 additional towers. The 19 towers were purchased for an aggregate amount of $7.6 million, of which $6.5 million was paid in cash and the remainder through the issuance of shares of SBA common stock. The Company has agreed to purchase an additional 207 towers for an aggregate amount of $142.6 million, approximately one-half of which the Company intends to pay with cash and the remainder through the issuance of shares of SBA common stock. The Company anticipates that these acquisitions will be consummated by the end of the first quarter of 2008.

Financing Activities and Liquidity

SBA ended the third quarter with $1.555 billion of commercial mortgage-backed pass-through certificates outstanding, $350.0 million of 0.375% Convertible Senior Notes, and net debt of $1.71 billion. Liquidity at September 30, 2007 was approximately $197.3 million, consisting of cash, restricted cash and short term investments. The Company’s net debt to Annualized Adjusted EBITDA leverage ratio was 8.1x at September 30, 2007.

Outlook

The Company is providing its Fourth Quarter, updating its Full Year 2007 and providing its Full Year 2008 Outlook for anticipated results. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

	Quarter ended December 31, 2007			Full Year 2007			Full Year 2008
	($’s in millions)
Site leasing revenue	$83.0	to	$85.0	$320.1	to	$322.1	$355.0	to	$375.0
Site development revenue	$23.0	to	$26.0	$85.2	to	$88.2	$85.0	to	$95.0
Total revenues	$106.0	to	$111.0	$405.3	to	$410.3	$440.0	to	$470.0
Tower cash flow	$61.0	to	$63.0	$234.0	to	$236.0	$268.0	to	$284.0
Adjusted EBITDA	$54.2	to	$56.2	$207.5	to	$209.5	$242.0	to	$252.0
Net interest expense(1)	$20.0	to	$21.0	$82.2	to	$83.2	$80.0	to	$83.0
Cash taxes paid	$0.3	to	$0.5	$2.3	to	$2.5	$2.0	to	$3.0
Non-discretionary cash capital expenditures(2)	$1.5	to	$2.5	$6.6	to	$7.6	$6.5	to	$8.5
Equity free cash flow(3)	$30.2	to	$34.4	$114.2	to	$118.4	$147.5	to	$163.5
Discretionary cash capital expenditures(4)	$42.0	to	$52.0	$207.1	to	$217.1	$90.0	to	$110.0

(1)	Excludes amortization of deferred financing fees and impact of interest rate hedging.
(2)	Consists of tower maintenance and general corporate capital expenditures.
(3)	Defined as adjusted EBITDA less net interest expense, non-discretionary cash capital expenditures and cash taxes paid.
(4)

Consists of new tower builds, tower augmentations, tower acquisitions and related earnouts and ground lease purchases. We plan on building 60 to 70 new towers in 2007 and 80 to 100 new towers in 2008 for our ownership. Fourth quarter, full year 2007 and full year 2008 expenditure guidance includes cash expenditures related to pending acquisitions described in the text above.

Conference Call Information

SBA Communications Corporation will host a conference call Friday, November 2, 2007. The call can be accessed as follows:

When:	Friday, November 2, 2007 at 10:00 A.M. Eastern Daylight Time
Dial-in number:	(800) 230-1074
Conference call name:	“SBA Third Quarter Results”
Replay:	November 2, 2007 at 5:00 P.M. through November 16, 2007 at 11:59 P.M.
Number:	(800) 475-6701
Access Code:	889467
Internet access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding (i) the Company’s prospects for 2007 and 2008 and its expectations regarding customer demand and activity, organic growth, portfolio growth, capital structure and growth in equity free cash flow per share; (ii) the Company’s financial and operational guidance for the fourth quarter of 2007, full year 2007 and full year 2008; (iii) the Company’s expectations regarding tower acquisitions in 2007 and 2008; (iv) the Company’s plan to build 60 to 70 new towers in 2007 and 80 to 100 towers in 2008; and (v) the Company’s expectations regarding the reflection of third-quarter lease-up in its fourth quarter 2007 and full year 2008 results. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 1, 2007 and Form 10-Q’s filed on May 9, 2007 and August 6, 2007. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial guidance, such risk factors include, but are not limited to: (1) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (2) the Company’s ability to secure as many site leasing tenants as planned at anticipated lease rates, (3) the Company’s ability to retain current lessees on towers, including our ability to deal with the impact, if any, of consolidation among wireless service providers, (4) the Company’s ability to secure and deliver anticipated services business at contemplated margins, (5) the Company’s ability to maintain expenses and cash capital expenditures at appropriate levels for our business, (6) the Company’s ability to build 60 to 70 new towers in 2007 and 80 to 100 towers in 2008, (7) the Company’s ability to acquire towers and land underneath towers on terms that are accretive. (8) market conditions that may affect the liquidity of the Company’s short-term investments, (9) the business climate for the wireless communications industry in general and the wireless communications infrastructure providers in particular, and (10) the continued dependence on towers and outsourced site development services by the wireless carriers. With respect to its expectations regarding pending tower acquisitions these factors also include satisfactorily completing due diligence, and the ability and willingness of each party to fulfill their respective closing conditions. With respect to the Company’s plan for new builds, these factors also include identifying and obtaining a location attractive to our customers, executing new leases on such towers and obtaining the necessary regulatory and environmental permits on a timely basis.

Information on non-GAAP financial measures is presented below under “Non-GAAP Financial Measures.” This press release will be available on our website at www.sbasite.com.

For additional information about SBA, please contact Pam Kline, Vice-President-Capital Markets, at (561) 226-9232, or visit our website at www.sbasite.com.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses – site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

Non-GAAP Financial Measures

Segment Operating Profit and Segment Operating Profit Margin

This press release includes disclosures regarding our Site Leasing Segment Operating Profit and Site Development Segment Operating Profit, which are non-GAAP financial measures. Each respective Segment Operating Profit is defined as segment revenue less segment cost of revenue (excluding depreciation, accretion and amortization) and Segment Operating Profit Margin is defined as Segment Operating Profit divided by segment revenue. Total Segment Operating Profit is the total of the Segment Operating Profits of the two segments. Segment Operating Profit and Segment Operating Profit Margin are, in our opinion, indicators of the operating performance of our site leasing and site development segments and each is used to provide management with the ability to monitor the operating results and margin of each segment, while excluding the impact of depreciation, accretion and amortization, which is largely fixed. Segment Operating Profit and Segment Operating Profit Margin are not intended to be alternative measures of revenue, segment gross profit or segment gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Segment Operating Profit and Segment Operating Profit Margin have certain material limitations. Specifically these measurements do not include depreciation, accretion or amortization expense. As we use capital assets in our business, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore, any measure that excludes depreciation, accretion and amortization expense has material limitations. We compensate for these limitations by using Segment Operating Profit and Segment Operating Profit Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the operating performance of our segments.

The reconciliation of Site Leasing Segment Operating Profit and Site Development Segment Operating Profit and the calculation of Segment Operating Profit Margin are as follows:

	Site leasing segment		Site development segment
	For the three months ended September 30,		For the three months ended September 30,
	2007	2006	2007	2006
	(in thousands)
Segment revenue	$81,038	$74,412	$22,163	$23,760
Segment cost of revenue (excluding depreciation, accretion and amortization)	(24,395)	(20,882)	(19,257)	(21,272)

Segment operating profit	$56,643	$53,530	$2,906	$2,488

Segment operating profit margin (1)	69.9%	71.9%	13.1%	10.5%

(1)	Segment operating profit margin for a particular quarterly period is segment operating profit divided by segment revenue.

The reconciliation of the site leasing revenue growth percentage over the year earlier period is as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands)
Site leasing revenue	$81,038	$74,412
Less:
One-time and non-recurring net site leasing revenue benefit in year earlier period	—	2,226

Site leasing revenue (as adjusted)	$81,038	$72,186

Site leasing revenue growth percentage (as adjusted) over the year earlier period —12.3%(1)

(1)

Site leasing revenue growth percentage (as adjusted) over the year earlier period is calculated by taking actual site leasing revenue for the three months ended September 30, 2007, subtracting the site leasing revenue (as adjusted) for the three months ended September 30, 2006 and dividing the total by the site leasing revenue (as adjusted) for the three months ended September 30, 2006.

Tower Cash Flow and Tower Cash Flow Margin

This press release, including our fourth quarter 2007, full year 2007 and full year 2008 Outlook includes disclosures regarding Tower Cash Flow and Tower Cash Flow Margin, which are non-GAAP financial measures. Tower Cash Flow is defined as Site Leasing Segment Operating Profit excluding non-cash leasing revenue and non-cash ground lease expense and Tower Cash Flow Margin is defined as Tower Cash Flow divided by the sum of site leasing revenue minus non-cash site leasing revenue. We discuss these non-GAAP financial measures because we believe these items are indicators of performance of our site leasing operations. In addition, Tower Cash Flow is a component of the calculation often used by lenders to determine the availability of credit for our Company. Neither Tower Cash Flow nor Tower Cash Flow Margin are intended to be alternative measures of site leasing gross profit nor of site leasing gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Tower Cash Flow and Tower Cash Flow Margin have certain material limitations. Specifically these measurements do not include leasing revenue of a non-cash nature and ground lease expense of a non-cash nature. Because these non-cash leasing revenue and non-cash ground lease expenses reflect the straight-line impact of the tenant leases and ground leases associated with our site leasing operations, any measure that excludes these non-cash items has material limitations. We compensate for these limitations by using Tower Cash Flow and Tower Cash Flow Margin as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of the profitability of our site leasing operations.

The reconciliation of Tower Cash Flow is as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands)
Site leasing revenue	$81,038	$74,412
Site leasing cost of revenue (excluding depreciation, accretion and amortization)	(24,395)	(20,882)

Site leasing segment operating profit	56,643	53,530
Non-cash leasing revenue	(2,197)	(2,056)
Non-cash ground lease expense(1)	4,781	2,178

Tower Cash Flow(2)	$59,227	$53,652

Less:
One-time and non-recurring net site leasing revenue benefit in year earlier period	—	2,226

Tower Cash Flow (as adjusted)	$59,227	$51,426

Tower cash flow growth percentage (as adjusted) over the year earlier period—15.2%(3)

(1)      Non-cash ground lease expense for the three months ended September 30, 2007 includes $2,519 one-time non-cash cumulative expenses from prior periods arising from the accounting treatment for deferred straight line rent credits associated with the Company’s ground lease purchase and extension program.

(2)      Tower Cash Flow for the three months ending December 31, 2007, fiscal year 2007 and fiscal year 2008 will be calculated in the same manner.

(3)      Tower cash flow growth percentage (as adjusted) over the year earlier period is calculated by taking actual tower cash flow for the three months ended September 30, 2007, subtracting the tower cash flow (as adjusted) for the three months ended September 30, 2006 and dividing the total by the tower cash flow (as adjusted) for the three months ended September 30, 2006.

The calculation of Tower Cash Flow Margin is as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands)
Site leasing revenue	$81,038	$74,412
Non-cash leasing revenue	(2,197)	(2,056)

Site leasing revenue minus non-cash revenue	$78,841	$72,356

Tower Cash Flow	$59,227	$53,652

Tower Cash Flow Margin(1)	75.1%	74.2%

(1)	Tower Cash Flow Margin for the three months ending December 31, 2007, fiscal year 2007 and fiscal year 2008 will be calculated in the same manner.

Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin

This press release, including our fourth quarter 2007, full year 2007 and full year 2008 Outlook, includes disclosures regarding Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as loss from continuing operations plus net interest expenses, provision for taxes, depreciation, accretion and amortization, asset impairment and other charges, non-cash compensation, loss from write-off of deferred financing fees and extinguishment of debt, and other expense and excluding non-cash leasing revenue, non-cash ground lease expense, other income and one-time costs related to transition and integration costs in connection with the AAT acquisition. We have included these non-GAAP financial measures because we believe these items are indicators of the profitability and performance of our core operations and reflect the changes in our operating results. Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by the sum of total revenues minus non-cash leasing revenue. In addition, Adjusted EBITDA is a component of the calculation often used by lenders to determine the availability of credit for our Company. Neither Adjusted EBITDA, Annualized Adjusted EBITDA nor Adjusted EBITDA Margin are intended to be alternative measures of operating income or gross profit margin as determined in accordance with GAAP.

The Non-GAAP measurements of Adjusted EBITDA, Annualized Adjusted EBITDA and the Adjusted EBITDA Margin have certain material limitations, including the following:

* They do not include interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate profits and cash flows. Therefore any measure that excludes interest expense has material limitations;

* They do not include depreciation, accretion and amortization expense. As we use capital assets, depreciation, accretion and amortization expense is a necessary element of our costs and ability to generate profits. Therefore any measure that excludes depreciation, accretion and amortization expense has material limitations;

* They do not include provision for taxes. Because the payment of taxes is a necessary element of our costs, particularly in the future, any measure that excludes tax expense has material limitations;

* They do not include non-cash expenses such as asset impairment and other charges, non-cash compensation, other expense/income, non-cash leasing revenue and non-cash ground lease expense. Because these non-cash items are a necessary element of our costs and our ability to generate profits, any measure that excludes these non-cash items has material limitations.

* They do not include one-time costs related to transition and integration costs incurred in connection with the AAT acquisition. Because these items are indicative of actual expenses incurred by the Company, any measure that excludes these costs has material limitations.

We compensate for these limitations by using Adjusted EBITDA, Annualized Adjusted EBITDA and Adjusted EBITDA Margin as only three of several comparative tools, together with GAAP measurements, to assist in the evaluation of our profitability and operating results.

The reconciliation of Adjusted EBITDA and the calculation of Annualized Adjusted EBITDA are as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands)
Net loss	$(17,534)	$(24,341)
Interest income	(3,029)	(1,038)
Interest expense	25,409	31,579
Depreciation, accretion and amortization	42,949	39,015
Provision for taxes(1)	923	360
Restructuring credit	—	(357)
Loss from write-off of deferred financing fees and extinguishment of debt	—	34
Non-cash compensation	1,595	1,646
Non-cash leasing revenue	(2,197)	(2,056)
Non-cash ground lease expense(2)	4,781	2,178
Other	(77)	(112)
AAT one-time transition and integration expense	—	549

Adjusted EBITDA(3)	$52,820	$47,457

Less:
One-time and non-recurring net site leasing revenue benefit in year earlier period	—	2,226

Adjusted EBITDA (as adjusted)	$52,820	$45,231

Annualized Adjusted EBITDA(4)	$211,280	$189,828

Adjusted EBITDA growth percentage (as adjusted) over the year earlier period —16.8%(5)

(1)

For the three months ended September 30, 2007 and September 30, 2006, these amounts included $381 and $166, respectively, of franchise taxes reflected on the Statement of Operations in selling, general and administrative expenses.

(2)

Non-cash ground lease expense for the three months ended September 30, 2007 includes $2,519 one-time non-cash cumulative expenses from prior periods arising from the accounting treatment for deferred straight line rent credits associated with the Company’s ground lease purchase and extension program.

(3)	Adjusted EBITDA for the three months ending December 31, 2007, fiscal year 2007 and fiscal year 2008 will be calculated the same way.
(4)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.
(5)

Adjusted EBITDA growth percentage (as adjusted) over the year earlier period is calculated by taking actual Adjusted EBITDA for the three months ended September 30, 2007, subtracting the Adjusted EBITDA (as adjusted) for the three months ended September 30, 2006 and dividing the total by the Adjusted EBITDA (as adjusted) for the three months ended September 30, 2006.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands)
Total revenues	$103,201	$98,172
Non-cash leasing revenue	(2,197)	(2,056)

Total revenues minus non-cash revenue	$101,004	$96,116

Adjusted EBITDA	$52,820	$47,457

Adjusted EBITDA Margin(1)	52.3%	49.4%

(1)	Adjusted EBITDA Margin for the three months ending December 31, 2007, fiscal year 2007 and fiscal year 2008 will be calculated in the same manner.

Net Debt and Leverage Ratio

This press release includes disclosures regarding Net Debt and Leverage Ratio. Net Debt is defined as debt minus cash and cash equivalents, short-term restricted cash and short-term investments. Leverage Ratio is defined as Net Debt divided by Annualized Adjusted EBITDA. We have included these non-GAAP financial measures because we believe these items are indicators of our financial condition. The non-GAAP measurements of Net Debt and Leverage Ratio have certain material limitations. Specifically these measurements exclude cash and cash equivalents, short-term restricted cash and short-term investments thereby reducing our debt position. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations. In addition, since a component of our Leverage Ratio is Annualized Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. We compensate for these limitations by using Net Debt and our Leverage Ratio as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our financial condition.

The calculations of Net Debt and Leverage Ratio are as follows:

September 30, 2007
(in thousands)
Long-term debt	$1,905,000
Less:
Cash and cash equivalents, restricted cash and short-term investments	(197,263)

Net debt	$1,707,737

Divided by:
Annualized Adjusted EBITDA	$211,280

Leverage ratio	8.1x

Equity Free Cash Flow and Equity Free Cash Flow Per Share

This press release, including our fourth quarter 2007, full year 2007 and full year 2008 Outlook, also includes disclosures regarding Equity Free Cash Flow and Equity Free Cash Flow Per Share which are non-GAAP financial measures. Equity Free Cash Flow is defined as Adjusted EBITDA minus net interest expense, non-discretionary cash capital expenditures and cash taxes paid. Equity Free Cash Flow Per Share is defined as Equity Free Cash Flow divided by the weighted average shares outstanding for the period. We discuss Equity Free Cash Flow and Equity Free Cash Flow Per Share because we believe that these measures are indicators of the amount of cash produced by our business and thus reflects the amount that may be available for reinvestment in the business through discretionary capital expenditures, repayment of indebtedness or return to shareholders. Equity Free Cash Flow is not intended to be an alternative measure of cash flow from operations or operating income as determined in accordance with GAAP. Equity Free Cash Flow Per Share is not intended to be an alternative measure of earnings per share as determined in accordance with GAAP.

The use of Equity Free Cash Flow and Equity Free Cash Flow Per Share has certain material limitations. Specifically these measurements do not include discretionary capital expenditures. Because the determination of which capital expenditures are discretionary is subject to various interpretations and because these types of capital expenditures are an integral part of our plans for growth, any measure that excludes these items has material limitations. Furthermore, as the calculations of Equity Free Cash Flow and Equity Free Cash Flow Per Share are based on our Adjusted EBITDA, this measure is subject to the same material limitations associated with Adjusted EBITDA. In addition, by using Adjusted EBITDA as the starting point rather than cash flow from operating activities, timing differences on the cash receipts and disbursements of a number of items, primarily in working capital, are not captured. We compensate for these limitations by using Equity Free Cash Flow and Equity Free Cash Flow Per Share as only two of several comparative tools, together with GAAP measurements, to assist in the evaluation of our cash flow from operations.

The reconciliation of Equity Free Cash Flow is as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands)
Adjusted EBITDA	$52,820	$47,457
Net interest expense(1)	(20,276)	(25,837)
Non-discretionary cash capital expenditures	(1,812)	(1,924)
Cash taxes paid	(525)	(720)

Equity free cash flow(2)	$30,207	$18,976

Less:
One-time and non-recurring net site leasing revenue benefit in year earlier period	—	2,226

Equity Free Cash Flow (as adjusted)	$30,207	$16,750

Equity free cash flow growth percentage (as adjusted) over the year earlier period—80.3%(3)

(1)	Excludes amortization of deferred financing fees and interest rate hedging benefits.
(2)	Equity free cash flow for the three months ending December 31, 2007, fiscal year 2007 and fiscal year 2008 will be calculated in the same manner.
(3)

Equity free cash flow growth percentage (as adjusted) over the year earlier period is calculated by taking actual equity free cash flow for the three months ended September 30, 2007, subtracting the equity free cash flow (as adjusted) for the three months ended September 30, 2006 and dividing the total by the equity free cash flow (as adjusted) for the three months ended September 30, 2006.

The calculation of Equity Free Cash Flow Per Share is as follows:

	For the three months ended September 30,
	2007	2006
	(in thousands except per share amounts)
Equity Free Cash Flow (as adjusted)	$30,207	$16,750

Divided by:
Weighted average number of common shares	104,188	103,733

Equity Free Cash Flow Per Share	$0.29	$0.18

Equity Free Cash Flow Per Share (as adjusted)	$0.29	$0.16

Equity free cash flow per share growth percentage (as adjusted) over the year earlier period—81.3%(1)

(1)

Equity free cash flow per share growth percentage (as adjusted) over the year earlier period is calculated by taking actual equity free cash flow per share for the three months ended September 30, 2007, subtracting the equity free cash flow per share (as adjusted) for the three months ended September 30, 2006 and dividing the total by the equity free cash flow per share (as adjusted) for the three months ended September 30, 2006.

CONSOLIDATED STATEMENTS OF OPERATIONS

($’s in thousands, except per share amounts)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Revenues:
Site leasing	$81,038	$74,412	$237,100	$181,755
Site development	22,163	23,760	62,198	72,597

Total revenues	103,201	98,172	299,298	254,352

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion and amortization shown below):
Site leasing	24,395	20,882	66,185	50,380
Site development	19,257	21,272	54,183	66,213
Selling, general and administrative(1) (2)	11,289	11,044	33,691	31,467
Restructuring credits	—	(357)	—	(357)
Depreciation, accretion and amortization	42,949	39,015	124,892	93,195

Total operating expenses	97,890	91,856	278,951	240,898

Operating income	5,311	6,316	20,347	13,454

Other income (expense):
Interest income	3,029	1,038	7,528	2,846
Interest expense(3)	(23,164)	(27,085)	(69,336)	(55,783)
Non-cash interest expense	—	—	—	(6,845)
Amortization of deferred financing fees	(2,245)	(4,494)	(6,259)	(8,743)

Write-off of deferred financing fees and extinguishment of debt	—	(34)	(431)	(53,872)
Other	77	112	(114)	324

Total other expense	(22,303)	(30,463)	(68,612)	(122,073)

Loss before provision for income taxes	(16,992)	(24,147)	(48,265)	(108,619)

Provision for income taxes	(542)	(194)	(735)	(564)

Net loss	$(17,534)	$(24,341)	$(49,000)	$(109,183)

(1)	Includes $1,519, $1,596, $4,971 and $4,081 of non-cash compensation for the three months ended September 30, 2007 and 2006 and for the nine months ended September 30, 2007 and 2006, respectively.
(2)	Includes $5 of AAT one-time integration expenses for the nine months ended September 30, 2007 and $549 and $1,855 for the three and nine months ended September 30, 2006, respectively.
(3)

Includes $141 and $(210) of impact of interest rate hedges for the three months ended September 30, 2007 and 2006, respectively, and $424, and $924 for the nine months ended September 30, 2007 and 2006, respectively.

	For the three months ended September 30,		For the nine months ended September 30,
	2007	2006	2007	2006
Basic and diluted loss per common share	$(0.17)	$(0.24)	$(0.47)	$(1.14)

Weighted average number of common shares	104,188	103,733	104,333	95,922

Other Data:
Tower Cash Flow	$59,227	$53,652

Adjusted EBITDA	$52,820	$47,457

Equity Free Cash Flow	$30,207	$18,976

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,361	$46,148
Short term investments	121,237	—
Restricted cash	32,665	34,403
Accounts receivable, net of allowances of $1,238 and $1,316 in 2007 and 2006, respectively	24,199	20,781
Other current assets	27,890	26,275

Total current assets	249,352	127,607

Property and equipment, net	1,159,703	1,105,942
Intangible assets, net	788,767	724,872
Deferred financing fees, net	35,348	33,221
Other long-term assets	68,127	54,650

Total assets	$2,301,297	$2,046,292

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$26,362	$27,346
Interest payable	3,827	4,056
Other current liabilities	32,754	26,952

Total current liabilities	62,943	58,354

Long-term liabilities:
Long-term debt	1,905,000	1,555,000
Deferred revenue	7,086	1,992
Other long-term liabilities	51,225	45,025

Total long-term liabilities	1,963,311	1,602,017

Shareholders’ equity	275,043	385,921

Total liabilities and shareholders’ equity	$2,301,297	$2,046,292

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the three months ended September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,534)	$(24,341)
Depreciation, accretion and amortization	42,949	39,015
Other non-cash items reflected in Statements of Operations	3,680	5,899
Loss from write-off of deferred financing fees and extinguishment of debt	—	34
Changes in operating assets and liabilities	(211)	(7,558)

Net cash provided by operating activities	28,884	13,049

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of short-term investments	(70,275)	—
Sale of short-term investments	50,376	—
Capital expenditures	(6,768)	(6,877)
Acquisitions and related earn-outs	(54,017)	(29,007)
Acquisitions of AAT Communications Corp., net of cash acquired	—	(1,328)
Proceeds from sale of fixed assets	64	113
Payment of restricted cash relating to tower removal obligations	(456)	(151)

Net cash used in investing activities	(81,076)	(37,250)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Payment) release of restricted cash relating to CMBS Notes	(2,883)	2,033
Deferred financing fees paid relating to 0.375% convertible senior notes	(8)	—
Deferred financing fees paid relating to CMBS Notes	(26)	(33)
Proceeds from employee stock purchase/option plans	936	1,054
Payment of financing fees for senior credit facility	—	(34)

Net cash (used in) provided by financing activities	(1,981)	3,020

NET DECREASE IN CASH AND CASH EQUIVALENTS	(54,173)	(21,181)
CASH AND CASH EQUIVALENTS:
Beginning of period	97,534	61,596

End of period	$43,361	$40,415

	For the three months ended September 30, 2007	For the nine months ended September 30, 2007

	(in thousands)
SELECTED CASH CAPITAL EXPENDITURE DETAIL:
Tower new build construction	$3,858	$11,314

Operating tower construction:
Tower upgrades/augmentations	1,096	3,607
Maintenance/improvement capital expenditures	1,593	4,205

	2,689	7,812

General corporate expenditures	221	920

	$6,768	$20,046